UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2011, RadioShack Corporation (the “Company”) issued a press release containing certain information with respect to its second quarter 2011 financial results.  A copy of the press release is attached as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

Verizon Wireless and T-Mobile Announcements
On July 26, 2011, the Company issued a press release announcing that it has entered into an agreement with Verizon Wireless to provide wireless products and services in the Company’s U.S. company-operated stores beginning September 15, 2011.  The Company also announced that it will cease offering T-Mobile wireless products and services in its U.S. company-operated stores effective September 14, 2011.  A copy of the press release is attached as Exhibit 99.2.

Discontinued Operations - Supplemental Information
The Company transitioned its remaining Sam’s Club kiosks to Sam’s Club by June 30, 2011, and reclassified these operations from the kiosks segment to discontinued operations in the second quarter 2011.  The operating results of these kiosks are presented in the Company’s consolidated statements of income as discontinued operations, net of income taxes, for all prior periods.  Attached as Exhibit 99.3 are the Company's results for certain prior periods after giving effect to the reclassification of our Sam’s Club kiosks to discontinued operations.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1	Press Release, dated July 26, 2011, “RadioShack Corporation Reports Second Quarter 2011 Results.”
99.2	Press Release, dated July 26, 2011, “RadioShack to Offer Verizon Wireless Products and Services in Company-Operated Stores.”
99.3	Discontinued Operations – Supplemental Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: July 26, 2011	/s/ James F. Gooch
James F. Gooch
President and
Chief Executive Officer
(principal executive officer and principal financial officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 26, 2011, “RadioShack Corporation Reports Second Quarter 2011 Results.”
99.2	Press Release, dated July 26, 2011, “RadioShack to Offer Verizon Wireless Products and Services in Company-Operated Stores.”
99.3	Discontinued Operations - Supplemental Information.